As filed with the Securities and Exchange Commission on December 20, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. CONCRETE, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0586680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

1999 INCENTIVE PLAN OF U.S. CONCRETE, INC.

U.S. CONCRETE, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

2001 EMPLOYEE INCENTIVE PLAN OF U.S. CONCRETE, INC.

(Full title of the plan)

Donald C. Wayne

Vice President, General Counsel and Secretary

U.S. Concrete, Inc.

2925 Briarpark, Suite 1050

Houston, Texas 77042

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (713) 499-6205 copy to:

Ted W. Paris

Baker Botts L.L.P.

3200 One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

(713)229-1234

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $0.001 per share)(2)(3)	2,350,000	$7.35	$17,272,500	$2,033
Common Stock (par value $0.001 per share)(2)(4)	1,000,000	$7.35	$7,350,000	$865
Common Stock (par value $0.001 per share)(2)(5)	350,000	$7.35	$2,572,500	$303

(1)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based on the average of the high and low sales price per share of common stock of U.S. Concrete reported on the Nasdaq National Market from December 13, 2004 to December 17, 2004.

(2)	Includes the associated rights to purchase preferred stock.

(3)	Represents shares reserved for issuance for awards granted under the 1999 Incentive Plan of U.S. Concrete, Inc., as amended.

(4)	Represents shares reserved for issuance for awards granted under the U.S. Concrete, Inc. 2000 Employee Stock Purchase Plan.

(5)	Represents shares reserved for issuance for awards granted under the 2001 Employee Incentive Plan of U.S. Concrete, Inc., as amended

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of U.S. Concrete, Inc., a Delaware corporation (“U.S. Concrete”), on Form S-8 relating to the same employee benefit plans are effective.

With respect to the 1999 Incentive Plan of U.S. Concrete, Inc.

On July 20, 1999, U.S. Concrete filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-83273) (the “Initial Form S-8”) with respect to an aggregate of 2,000,000 shares of U.S. Concrete’s common stock, par value $0.001 per share (“Common Stock”), issuable under the 1999 Incentive Plan of U.S. Concrete, Inc., as amended (the “1999 Plan”). Section 5 of the 1999 Plan provides that the aggregate number of shares to be issued under the 1999 Plan would be the greater of (i) 2,000,000 or (ii) 15% of the number of shares of Common Stock issued and outstanding on the last day of the immediately preceding quarter. As of September 30, 2004, there were 29,047,480 shares of Common Stock outstanding. Under the terms of the 1999 Plan, the number of shares of Common Stock issuable under the 1999 Plan is 4,357,122. This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 2,350,000 shares of Common Stock issuable under the 1999 Plan. The contents of the Initial Form S-8 relating to the 1999 Plan are incorporated by reference into this Registration Statement.

With respect to the U.S. Concrete, Inc. 2000 Employee Stock Purchase Plan

On December 29, 2000 U.S. Concrete filed with the Commission a Registration Statement on Form S-8 (File No. 333-52980) (the “2000 Form S-8”) with respect to an aggregate of 1,000,000 shares of Common Stock issuable under the U.S. Concrete, Inc. 2000 Employee Stock Purchase Plan (the “ESPP”). Section 4.1 of the ESPP provides that the number of shares to be issued under the ESPP would be 1,000,000, cumulatively increased on January 1, 2001 and each January 1 thereafter by an amount equal to the lesser of (a) 1,000,000 shares or (b) an amount of shares determined by the Board of Directors of U.S. Concrete (the “Board”). On December 17, 2004, the Board adopted resolutions to increase the number of shares that may be issued under the ESPP by 1,000,000 shares pursuant to Section 4.1 of the ESPP. This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 1,000,000 shares of Common Stock issuable under the ESPP. The contents of the 2000 Form S-8 relating to the ESPP are incorporated by reference into this Registration Statement.

With respect to the 2001 Employee Incentive Plan of U.S. Concrete, Inc.

On May 11, 2001, U.S. Concrete filed with the Commission a Registration Statement on Form S-8 (File No. 333-60710) (the “2001 Form S-8”) with respect to an aggregate of 1,100,000 shares of Common Stock issuable under the 2001 Employee Incentive Plan of U.S. Concrete, Inc., as amended (the “2001 Plan”). Section 5 of the 2001 Plan provides that the aggregate number of shares to be issued under the 2001 Plan would be the greater of (i) 1,100,000 or (ii) 5% of the number of shares of Common Stock issued and outstanding on the last day of the immediately preceding calendar quarter. As of September 30, 2004, there were 29,047,480 shares of Common Stock outstanding. Under the terms of the 2001 Plan, the number of shares of Common Stock issuable under the 2001 Plan is 1,452,374. This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 350,000 shares of Common Stock issuable under the 2001 Plan. The contents of the 2001 Form S-8 relating to the 2001 Plan are incorporated by reference into this Registration Statement.

PART II

Item 8.	Exhibits.

The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit Number		Description

4.1*	—	Restated Certificate of Incorporation of U.S. Concrete (Form S-1 (Reg. No. 333-74855), Exhibit 3.1).

4.2*	—	Amended and Restated Bylaws of U.S. Concrete, as amended (Post Effective Amendment No. 1 to Form S-3 (Reg. No. 333-42860), Exhibit 4.2).

4.3*	—	Form of certificate representing common stock (Form S-1 (Reg. No. 333-74855), Exhibit 4.3).

4.4*	—	Rights Agreement by and between U.S. Concrete and American Stock Transfer & Trust Company, including form of Rights Certificate attached as Exhibit B thereto (Form S-1 (Reg. No. 333-74855), Exhibit 4.4).

4.5*	—	Certificate of Designation of Junior Participating Preferred Stock (Form 10-Q for the quarter ended June 30, 2000 (File No. 000-26025), Exhibit 3.3).

5.1	—	Opinion of Baker Botts L.L.P.

10.1*†	—	1999 Incentive Plan of U.S. Concrete, Inc. (Form S-1 (Reg. No. 333-74855), Exhibit 10.1).

10.2†	—	Amendment No. 1 to 1999 Incentive Plan of U.S. Concrete, Inc. dated January 9, 2003.

10.3†	—	Amendment No. 2 to 1999 Incentive Plan of U.S. Concrete, Inc. dated December 17, 2004.

10.4*	—	U.S. Concrete, Inc. 2000 Employee Stock Purchase Plan (Definitive Proxy Statement for the 2000 Annual Meeting of Stockholders (File No. 000-26205), Appendix A).

10.5*†	—	2001 Employee Incentive Plan of U.S. Concrete, Inc. (Form S-8 dated May 11, 2001 (Reg, No. 333-60710), Exhibit 4.6).

10.6†	—	Amendment No. 1 to 2001 Employee Incentive Plan of U.S. Concrete, Inc. dated December 17, 2004.

23.1	—	Consent of independent accountants.

23.2	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature page of this registration statement).

*	Incorporated herein by reference as indicated.

†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 20, 2004.

U.S. CONCRETE, INC.

By:	/s/ Eugene P. Martineau
Eugene P. Martineau
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Eugene P. Martineau and Michael W. Harlan, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 20th day of December, 2004.

Signature	Title

/s/ Eugene P. Martineau	President and Chief Executive Officer and Director (Principal Executive Officer)
Eugene P. Martineau

/s/ Robert D. Hardy	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Robert D. Hardy

/s/ Vincent D. Foster	Director
Vincent D. Foster

/s/ John R. Colson	Director
John R. Colson

/s/ T. William Porter	Director
T. William Porter

/s/ Mary P. Ricciardello	Director
Mary P. Ricciardello

/s/ Murray S. Simpson	Director
Murray S. Simpson

/s/ Robert S. Walker	Director
Robert S. Walker

INDEX TO EXHIBITS

Exhibit Number		Description

4.1*	—	Restated Certificate of Incorporation of U.S. Concrete (Form S-1 (Reg. No. 333-74855), Exhibit 3.1).

4.2*	—	Amended and Restated Bylaws of U.S. Concrete, as amended (Post Effective Amendment No. 1 to Form S-3 (Reg. No. 333-42860), Exhibit 4.2).

4.3*	—	Form of certificate representing common stock (Form S-1 (Reg. No. 333-74855), Exhibit 4.3).

4.4*	—	Rights Agreement by and between U.S. Concrete and American Stock Transfer & Trust Company, including form of Rights Certificate attached as Exhibit B thereto (Form S-1 (Reg. No. 333-74855), Exhibit 4.4).

4.5*	—	Certificate of Designation of Junior Participating Preferred Stock (Form 10-Q for the quarter ended June 30, 2000 (File No. 000-26025), Exhibit 3.3).

5.1	—	Opinion of Baker Botts L.L.P.

10.1*†	—	1999 Incentive Plan of U.S. Concrete, Inc. (Form S-1 (Reg. No. 333-74855), Exhibit 10.1).

10.2†	—	Amendment No. 1 to 1999 Incentive Plan of U.S. Concrete, Inc. dated January 9, 2003.

10.3†	—	Amendment No. 2 to 1999 Incentive Plan of U.S. Concrete, Inc. dated December 17, 2004.

10.4*	—	U.S. Concrete, Inc. 2000 Employee Stock Purchase Plan (Definitive Proxy Statement for the 2000 Annual Meeting of Stockholders (File No. 000-26205), Appendix A).

10.5*†	—	2001 Employee Incentive Plan of U.S. Concrete, Inc. (Form S-8 dated May 11, 2001 (Reg, No. 333-60710), Exhibit 4.6).

10.6†	—	Amendment No. 1 to 2001 Employee Incentive Plan of U.S. Concrete, Inc. dated December 17, 2004.

23.1	—	Consent of independent accountants.

23.2	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature page of this registration statement).

*	Incorporated herein by reference as indicated.

†	Management contract or compensatory plan or arrangement.